UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: December 31, 2003
(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-11314 (Commission file number)	71-0720518 (I.R.S. Employer Identification No)

22917 Pacific Coast Highway, Suite 350
Malibu, California 90265
(Address of principal executive offices)

(805) 981-8655
(Registrant’s telephone number, including area code)

Item 5. — Other Events

LTC Properties, Inc. (“LTC”) issued a press release on December 31, 2003, announcing the redemption of 1,225,680 shares of its 9.5% Series A Cumulative Preferred Stock representing 40% of the total number of outstanding shares of the Series A Cumulative Preferred Stock. The redemption date will be January 30, 2004 and the redemption price will be $25.00 per share plus accrued and unpaid dividends. As additional public disclosure, the Company is furnishing this press release, attached hereto as Exhibit 99.1.

Item 7. — Exhibits

(c)	Exhibits.

99.1 Press Release dated December 31, 2003 announcing the partial redemption of 9.5% Series A Cumulative Preferred Stock

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC

Dated: December 31, 2003	By:	/s/ WENDY L. SIMPSON

Wendy L. Simpson
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release issued December 31, 2003 announcing the partial redemption of 9.5% Series A Cumulative Preferred Stock.